EXHIBIT 99.1


                         FORM 4 JOINT FILER INFORMATION



NAME:  DASH ACQUISITIONS LLC

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: WESTERN SIZZLIN CORP [WSZZ]

DATE OF EVENT REQUIRING STATEMENT: 6/6/08


SIGNATURE:   /s/ Jonathan Dash
             ------------------------------------------------
                 DASH ACQUISITIONS LLC
                 By:  Jonathan Dash, its Investment Advisor
                        and President


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NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: WESTERN SIZZLIN CORP [WSZZ]

DATE OF EVENT REQUIRING STATEMENT: 6/6/08


SIGNATURE:   /s/ Jonathan Dash
             ------------------------------------
                 JONATHAN DASH